                                                                    Exhibit 23.1


CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 16, 2000, with respect to the financial statements of Internet Research Group, as of December 31, 1998 and 1999 and for the years then ended included in the Amendment to Current Report (Form - 8K/A) of Jupiter Communications, Inc.


                                                     /S/ KPMG LLP


San Francisco, California
May 15, 2000




CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 27, 2000, with respect to the financial statements of Net Market Makers, as of December 31 1999 and for the year then ended included in the Amendment to Current Report (Form - 8K/A) of Jupiter Communications, Inc.


                                                     /S/ KPMG LLP


San Francisco, California
May 15, 2000